COLORADO INTERSTATE GAS COMPANY, L.L.C. ANNOUNCES ITS INTENT TO DELIST ITS 6.85% SENIOR DEBENTURES DUE JUNE 15, 2037 FROM THE NYSE AND TERMINATE SEC REPORTING

HOUSTON, November 23, 2015 – Colorado Interstate Gas Company, L.L.C. (the Company), today announced that it had submitted a notice to the New York Stock Exchange (the NYSE) of its intention to voluntarily withdraw the Company’s 6.85% Senior Debentures due June 15, 2037 (the 2037 Debentures) from listing on the NYSE and to voluntarily terminate the registration of the 2037 Debentures under the Securities Exchange Act of 1934, as amended (the Exchange Act).
The Company’s Management Committee made this decision after careful consideration and review of the cumulative costs and advantages and disadvantages of being a listed company registered with the Securities Exchange Commission (the SEC). The decision was based on consideration of a number of factors, including (1) the costs and administrative burdens of preparing and filing periodic reports with the SEC and (2) the low trading volume of the 2037 Debentures on the NYSE.
Following delisting from the NYSE, the 2037 Debentures will no longer be listed on any national securities exchange. The Company anticipates, but can provide no assurance, that the 2037 Debentures will be quoted on an over-the-counter market following delisting. The Company intends to file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC on or after December 3, 2015. The Company anticipates that the 2037 Debentures would no longer be listed on the NYSE beginning on or about December 14, 2015.
The Company also intends on December 14, 2015 to file with the SEC a Form 15 to suspend its reporting obligations under the Exchange Act. Upon filing the Form 15, the Company's obligation to file certain reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, will be suspended.

The Company intends to continue to make certain financial information available to the holders of the 2037 Debentures in the Investor Relations section of Kinder Morgan’s website at the following address: http://ir.kindermorgan.com/pipeco-statements/cig. There can be no assurance, however, that the Company will continue to provide such information in the future.
The Company is a Delaware limited liability company and owns an interstate pipeline system serving the Rocky Mountain Region. The Company is an indirect subsidiary of Kinder Morgan, Inc. (NYSE: KMI). KMI is the largest energy infrastructure company in North America. It owns an interest in or operates approximately 84,000 miles of pipelines and approximately 165 terminals. The company’s pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and its terminals store petroleum products and chemicals, and handle bulk materials like coal and petroleum coke. Kinder Morgan is the largest midstream and third largest energy company in North America with an enterprise value of approximately $100 billion. For more information please visit www.kindermorgan.com.
This press release includes forward-looking statements. These forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although the Company believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include those enumerated in the Company’s reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they were made, and except to the extent required by law, the Company undertakes no obligation to update or review any forward-looking statement because of new information, future events or other factors. Because of these uncertainties, readers should not place undue reliance on these forward-looking statements.

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Dave Conover
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Media Relations
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Investor Relations
(713) 369-9490
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